EXHIBIT 99.1
MINRAD International, Inc. Announces FDA Approval of Sojourn™ Sevoflurane
Orchard Park, NY (May 2, 2007) MINRAD International, Inc. today announced it has received approval from the U.S. Food and Drug Administration to market Sojourn™ (Sevoflurane) inhalation anesthetic.

Contact:	Timothy Sheehan, VP — Corporate Development
tsheehan@minrad.com
(716) 855-1068
www.minrad.com
About the Company
 MINRAD International, Inc. is an interventional pain management company with real-time image guidance and anesthesia and analgesia product lines. The real-time image guidance products facilitate minimally invasive surgery especially for pain management and have broad applications in orthopedics, neurosurgery, and interventional radiology. These devices enable medical professionals to improve the accuracy of interventional procedures and reduce radiation exposure. MINRAD International also manufactures and markets generic inhalation anesthetics for use in connection with human and veterinary surgical procedures. The company is developing a drug/drug delivery system for conscious sedation, which, similar to nitrous oxide in dental surgery, provides a patient with pain relief without loss of consciousness. Additional information can be found at the company’s website, www.minrad.com.
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     The information contained in this news release, other than historical information, consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may involve risks and uncertainties that could cause actual results to differ materially from those described in such statements. Factors that may cause actual results to differ materially from those expressed or implied by its forward-looking statements include, but are not limited to, Minrad International’s limited operating history and business development associated with being a growth stage company; its dependence on key personnel; its need to attract and retain technical and managerial personnel; its ability to execute its business strategy; the intense competition it faces; its ability to protect its intellectual property and proprietary technologies; its exposure to product liability claims resulting from the use of its products; general economic and capital market conditions; financial conditions of its customers and their perception of its financial condition relative to that of its competitors; as well as those risks described under the heading “Risk Factors” of Minrad International’s Form 10-KSB, filed with the Securities and Exchange Commission on March 29, 2006. Although Minrad International, Inc. believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct.